PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT made and entered into as of the 27th day of May, 2011

BETWEEN:

MinQuest Inc., a company having a mailing address at 4235 Christy

Way, Reno, Nevada, 89519, U.S.A.

(herein called the “Vendor”)

OF THE FIRST PART

AND:

Centor, Inc. a company having a mailing address at 4667A Dundas Street Etobicoke, Ontario Canada,

(herein called the “Purchaser”)

OF THE SECOND PART

WHERAS the Vendor has represented that it is the sole recorded and beneficial owner in and to the property called the Weepah Hills Project (the “Property) described in Schedule “A” attached hereto;

AND WHEREAS the Vendor, subject to the Net Smelter Royalty reserved to the

Vendor, now wishes to grant to the Purchaser the exclusive right and Purchase to acquire an undivided 100% right, title and interest in and to the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises, the mutual covenants herein set forth and the sum of One Dollar ($1.00) of lawful money of U.S. currency now paid by the Purchaser to the Vendor (the receipt whereof is hereby acknowledged), the Parties hereto do hereby mutually covenant and agree as follows:

1.

Definitions

 The following words, phrases and expressions shall have the following meanings:

(a)

“After Acquired Properties” means any and all mineral interests staked,

located, granted or acquired by or on behalf of either of the parties hereto during the currency of this Agreement which are located, in the whole or in part, within one mile of the existing perimeter of the Property;

(b)

“Exchange” means OTCBB Bulliten Board;

(c)

“Expenditures” includes all direct or indirect expenses [net of government incentives and not including payments to the Vendor pursuant to section

4, paragraphs (a), (b)(ii), (c)(ii), (d)(ii), (e)(ii), (f)(ii), (g)(ii), (h)(ii), (i)(ii), (j)(ii), and (k)(ii) hereof ] of or incidental to Mining Operations. The certificate of the Controller or other financial officer of the Purchaser, together with a statement of Expenditures in reasonable detail shall be prima facie evidence of such Expenditures; the parties hereto agree that Property payments and Property expenditures are separate payments as outlined in paragraph 4;

(d)

“Facilities” means all mines and plants, including without limitation, all pits, shafts, adits, haulage ways, raises and other underground workings,

and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(e)

“Filing Fees” means all fees, payments and expenses necessary to keep the mineral claims in good standing with federal, state and local government entities;

 (f)

“Force Majeure” means an event beyond the reasonable control of the

Purchaser that prevents or delays it from conducting the activities contemplated by this Agreement other than the making of payments referred to in Section 4 herein. Such events shall include but not be limited to acts of God, war, insurrection, action of governmental agencies reflecting an instability in government procedures, or delay in permitting unacceptable to both Vendor and Purchaser;

(g)

“Mineral Products” means the commercial end products derived from operating the Property as a mine:

(h)

“Mining Operations” includes:

(i)

every kind of work done on or with respect to the Property by or under the direction of the Purchaser during the Purchase Period or pursuant to an approved Work Program; and

(ii)

without limiting the generality of the foregoing, including all work capable of receiving assessment credits pursuant to the Mines and

Minerals act of Nevada and the work of assessment,

geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping,

improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a

feasibility study, mining work, milling concentration, beneficiation or ores and concentrates, as well as the separation and extraction of

Mineral Products and all reclamation, restoration and permitting activities;

(i)

“Net Smelter Royalty” means that Net Smelter Royalty as defined in

Schedule “B” attached hereto (“NSR”);

(j)

“Purchase” means the Purchase granted by the Vendor to the Purchaser to acquire, subject to the NSR reserved to the Vendor, an undivided 100%

right, title and interest in and to the Property as more particularly set forth in Section 4;

(k)

“Purchase Period” means the period from the date hereof to the date at which the Purchaser has performed its obligations to acquire its 100%

interest in the Property as set out in Section 4 hereof, which ever shall be the lesser period;

(l)

“Property” means the mineral claims described in Schedule “A”;

(m)

“Work Program” means a program of work reasonably acceptable to both parties in respect of a particular Property, contained in a written document setting out in reasonable detail;

(i)

An outline of the Mining Operations proposed to be undertaken and conducted on the Property, specifically stating the period of time during which the work contemplated by the proposed

program is to be done and performed;

(ii)

The estimated cost of such Mining Operations including a

proposed budget providing for estimated monthly cash

requirements in advance and giving reasonable details; and

(iii)

The identity and credentials of the person or persons undertaking the Mining Operations so proposed if not the Vendor,

reasonably acceptable to both parties hereto.

2.

Headings

Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof.

3.

Singular, Plural

Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

4.

Purchase

The Vendor hereby grants to the Purchaser the sole and exclusive right and

Purchase (the “Purchase”) to earn a 100% interest in the Property exercisable as follows:

(a)

The Purchaser paying the sum of $10,000 USD to the Vendor by way of cash and reimburse all holding costs and expenses, such expenses to be identified in Schedule “C”;

(b)

On or before June 30, 2012

(i)

The Purchaser incurring Expenditures of $20,000 USD on the

property;

(ii)

The Purchaser paying $15,000 USD to the Vendor;

(c)

On or before June 30, 2013

(i)

The Purchaser incurring Expenditures of $100,000 USD on the

Property in addition to the expenditures referred to in clause

(b)(i);

(ii)

The Purchaser paying $20,000 U.S to the Vendor;

(d)

On or before June 30, 2014

(i)

The Purchaser incurring Expenditures of $200,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i) and (c)(i) hereof; and

(ii)

The Purchaser paying $30,000 USD to the Vendor;

(e)

On or before June 30, 2015

(i)

The Purchaser incurring Expenditures of $250,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i), (c)(i) and (d)(i) hereof; and

(ii)

The Purchaser paying $40,000 USD to the Vendor; and

(f)

On or before June 30, 2016

(i)

The Purchaser incurring Expenditures of $250,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i), (c)(i), (d)(i) and (e)(i) hereof;

(ii)

The Purchaser paying $50,000 USD to the Vendor.

(g)

       On or before June 30, 2017

(i)

The Purchaser incurring Expenditures of $300,000 USD on the Property in addition to the expenditures referred to in clauses (b)(i), (c)(i), (d)(i) and (e)(i) and (f)(i) hereof

    (ii)

The Purchaser paying $60,000 USD to the Vendor; and

(h)

      On or before June 30, 2018

(i)

The Purchaser incurring Expenditures of $300,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i), (c)(i), (d)(i), (e)(i), (f)(i) and (g)(i) hereof;

(ii)

The Purchaser paying $70,000 USD to the Vendor; and

    (i)

      On or before June 30, 2019

(i)

The Purchaser incurring Expenditures of $350,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i), (c)(i), (d)(i), (e)(i), (f)(i), (g)(i) and (h)(i) hereof;

(ii)

The Purchaser paying $80,000 USD to the Vendor; and

(j)

On or before June  30, 2020

(i)

The Purchaser incurring Expenditures of $400,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i), (c)(i), (d)(i), (e)(i), (f)(i), (g)(i), (h)(i) and (i)(i) hereof;

(ii)

The Purchaser paying $90,000 USD to the Vendor; and

(k)

On or before June 30, 2021

(i)

The Purchaser incurring Expenditures of $750,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i), (c)(i), (d)(i), (e)(i), (f)(i), (g)(i), (h)(i), (i)(i) and (j)(i) hereof;

(ii)

Purchaser paying $250,000 USD to the Vendor.  Following which the Purchaser shall be deemed to have exercised the Purchase (the “Exercise Date”) and shall be entitled to an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Vendor to receive the NSR.

The Vendor and Purchaser understand and confirm that all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the Purchase during such period, shall be carried over and included in the aggregate amount of Expenditures for the subsequent period, but not to exceed more than three (3) consecutive years.

Notwithstanding paragraphs (b)(i), (c)(i), (d)(i), (e)(i), (f)(i), (g)(i), (h)(i), (i)(i), (j)(i) and (k)(i) if the Purchaser has not incurred the requisite Expenditures to maintain its Purchase in good standing prior to June 30th  of any given year, the Purchaser may pay to the Vendor within 60 days following the expiry of such period, the amount of the deficiency and such amount shall thereupon be deemed to have been Expenditures incurred by the Purchaser during such period.

(l)

The doing of any act or the incurrence of any cash payments by the

Purchaser shall not obligate the Purchaser to do any further acts or make any further payments with the exception of fees and expenses to keep said property in good standing as per paragraph 8b.

5.

Transfer of Title

Upon Purchaser’s completion of all requirements to earn a 100 percent interest in the Property, the Vendor will deliver or cause to be delivered to the Purchaser’s solicitors a duly executed transfer of Property in favor of the Purchaser (the “Purchaser Transfer”). The Purchaser shall be entitled to record the Purchaser Transfer with the appropriate government offices to effect transfer of legal title of the Property into its own name upon the full and complete exercise of the Purchase by the Purchaser. The Purchaser shall cause the recordation of both the Transfer from the Vendor of the property and the Vendor’s NSR interest to the property.

6.

Mining Operations during Purchase

During the Purchase Period, the Vendor may provide its mineral exploration expertise on the Property, on a consultation basis for and on behalf of the Purchaser, at the election of the Purchaser.  However, the Purchaser has the exclusive right to determine what Expenditures and Mining Operations it will perform, when they will be performed, and by whom. If the Purchaser elects to use the mineral expertise and consulting services of the Vendor, then the Vendor shall invoice for time, for consulting services and for related travel expenses from time to time and the prompt payment of such invoices when due shall constitute a portion of Expenditures by the Purchaser as contemplated under Section 4 hereof.

During the currency of this Agreement, the Purchaser, its servants, agents and workmen and any persons duly authorized by the Purchaser, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Purchaser in its sole discretion may deem advisable.  However, no mining shall take place until such time as the obligations in section 4 above are completely fulfilled.

7.

Assignment

During the Purchase Term, both parties shall have the right to sell, transfer, assign, mortgage, pledge its interest in this Agreement or its right or interest in the Property. It will be a condition of any assignment under this Agreement that such assignee shall agree in writing to be bound by the terms of this Agreement applicable to the assignor.

8.

Termination

This Agreement shall forthwith terminate in circumstances where:

(a)

The Purchaser shall fail to comply with any of its obligations hereunder,

subject to Force Majeure, and within 30 days of receipt by the Purchaser of written notice from the Vendor of such default, the Purchaser has not:

(i)

cured such default, or commenced proceedings to cure such

default and prosecuted same to completion without undue

delay; or

(ii)

given the Vendor notice that it denies that such default has occurred except in the instance of non payment of claim fees which are defined by the Federal Government or Purchase payments which are self evident by their existence.

In the event that the Purchaser gives notice that it denies that a default has occurred, the Purchaser shall not be deemed to be in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party; or

(b)

The Purchaser gives notice of termination to the Vendor, which it shall be at liberty to do at any time after the execution of this Agreement. If and when the Purchaser elects to terminate this Agreement, or terminate one of the projects comprising the Property, at such time the Property or the specific project will be returned to the Vendor and all claim fees, payments and expenses will be paid in order to maintain the property in good standing for one year after termination.

Upon the termination of this Agreement under this Section 8, the Purchaser shall cease to be liable to the Vendor in debt, damages, claim fees or otherwise, other than to pay the claim fees as described in paragraph (b) of this Section 8 and all liabilities referred to in Section 11.

Upon termination of this Agreement under this Section 8, the Purchaser shall return the Property, including all property within the designated boundary of the area of interest, to the Vendor. The Purchaser shall vacate the Property within a reasonable time after such termination and relinquishment, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

9.

Representations, and Covenants of the Vendor

The Vendor represents, and covenants to and with the Purchaser as follows:

(a)

The Vendor is a company duly organized validly existing and in good standing under the laws of Nevada;

(b)

The Vendor has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d)

The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e)

The Agreement constitutes a legal, valid and binding obligation of the Vendor;

(f)

The Property is accurately described in Schedule “A”, is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances;

(g)

The Vendor is the sole recorded and beneficial owner of the Property and has the exclusive right to enter into this Agreement and all necessary authority to transfer its interest in the Property in accordance with the terms of this Agreement;

(h)

No Person, firm or corporation has any proprietary or possessorty interest in the Property other than the Vendor, and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Property other than the government of the state of Nevada pursuant to statute; notwithstanding any Federal, State or County royalties or net proceeds tax derived from mining operations.

(i)

Upon request by the Purchaser, and at the sole cost of the Purchaser, the Vendor shall deliver or cause to be delivered to the Purchaser copies of all available maps and other documents and data in its possession respecting the Property. Nothing will be withheld, hidden, or kept from the Purchaser, that resides with the Vendor; and

(j)

Subject to performance by the Purchaser of its obligations under Section 4, during the Purchase Period, the Vendor will keep the Property in good standing, free and clear of all liens, charges and encumbrances, will carry out all Mining Operations on the Property in a miner-like fashion if the Purchaser elects to use the mining expertise and consulting services of the Vendor, will obtain all necessary licenses and permits as shall be necessary and will file all applicable work up to the legal limits as assessment work under the Mines and Mineral Act (Nevada)

10.

Representations, and Covenants of the Purchaser

The Purchaser represents, and covenants to and with the Vendor that:

(a)

The Purchaser is a company duly organized validly existing and in good standing under the laws of Nevada;

(b)

The Purchaser has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with,

result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d)

The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(e)

This Agreement constitutes a legal, valid and binding obligation of the Purchaser.

11.

Indemnity and Survival of Representation

The representation and Purchaseies hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Purchaser and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, Purchase, covenant, agreement or condition made by them and contained in this Agreement.

The Vendor agrees to indemnify and save harmless the Purchaser from any liability to which it may be subject arising from any Mining Operations carried out by the Vendor or at its direction on the Property. The Purchaser agrees to indemnify and save harmless the Vendor from any liability to which it may be subject arising from any Mining Operations carried out by the Purchaser or at its direction on the Property.

The Vendor agrees to indemnify and save harmless the Purchaser from any liability arising form any and every kind of work done on or with respect to the Property prior to the signing of this Agreement (the “Prior Operations”). Without limiting the generality of the foregoing, Prior Operations includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.

12.

Confidentiality

The parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation, in which case such disclosure shall only be made after consultation with the other party.

13.

Notice

All notices, consents, demands and requests ( in this Section 13 called the “Communication”) required or permitted to be given under this Agreement shall be in writing and may be delivered personally sent by telegram, by telex or telecopier or other electronic means or may be forwarded by first class prepaid registered mail to the parties at their addresses first above written. Any Communication delivered personally or sent by telegram, telex or telecopier or other electronic means including email shall be deemed to have been given and received on the second business day next following the date of sending. Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labor dispute which might effect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered. For purposes of this agreement and as a definition of address the Vendor’s email shall be defined as rrkern@charter.net and the Vendor’s telecopier number is 775-746-0938. The Purchaser’s email shall be defined as _______________ and the Purchaser’s telecopier number is __________________.  Notice will be provided to each party should their respective email address change.

14.

Further Assurances

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement

15.

Entire Agreement

The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein

16.

Proper Law and Arbitration

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America. The parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of Nevada. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rules of The Arbitration Act of Nevada.

17.

Enurement

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

18.

After Acquired Properties

(i)

The parties covenant and agree, each with the other, that any and all After Acquired Properties shall be subject to the terms and conditions of this

Agreement and shall be added to and deemed, for the purposes hereof, to be included in the Property. Any costs incurred by the Vendor in staking, locating, recording or otherwise acquiring any “After Acquired Properties” will be deemed to be Mining Operations for which the Vendor will be entitled to reimbursements as part of the Expenditures payable by the Purchaser hereunder.

(ii)

Any additional claims agreed by the Purchaser to be staked by the Vendor within 1 mile from the existing perimeter of the Property boundaries shall form party of this Agreement. The Purchaser will reimburse the Vendor for the costs of staking the additional claims, unless the Purchaser does not elect to have the additional claims subject to this Agreement.

19.

Default

Notwithstanding anything in this Agreement to the contrary if any party (a “Defaulting Party”) is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless thirty (30) days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default including, without limiting, termination of this Agreement.

20.

Payment

All references to monies herein shall be in US funds unless otherwise specified. The Purchaser shall make payments for the Expenditures incurred by the Vendor no later than 30 days after the receipt of invoices delivered by the Purchaser to do any acts or make any payments hereunder, and any act or payment or payments as shall be made hereunder shall not be construed as obligating the Purchaser to do any further act or make any further payment or payments.

21.

Supersedes Previous Agreements

This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 27th day May, 2011

MinQuest Inc.

Per:/s/ Richard R. Kern

Richard R. Kern, President

Centor, Inc.

Per:/s/Michael Gismondi

Michael Gismondi, President

SCHEDULE “A”

Sections 18 and 19, T1S, R40E, MDB&M, Esmeralda County, Nevada

CLAIM NAME

CLAIMANT’S NAME

NMC NUMBER

Weepah 1

MinQuest Inc.

899984

Weepah 2

MinQuest Inc.

899985

Weepah 3

MinQuest Inc.

899986

Weepah 4

MinQuest Inc.

899987

Weepah 5

MinQuest Inc.

899988

Weepah 6

MinQuest Inc.

899989

Weepah 7

MinQuest Inc.

899990

Weepah 8

MinQuest Inc.

899991

Weepah 9

MinQuest Inc.

899992

Weepah 10

MinQuest Inc.

899993

Weepah 11

MinQuest Inc.

899994

Weepah 12

MinQuest Inc.

899995

Weepah 13

MinQuest Inc.

899996

Weepah 14

MinQuest Inc.

899997

SCHEDULE “B”

“Net Smelter Return” shall mean the aggregate proceeds received by the Purchaser from time to time from any smelter or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value produced by and from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(a)

The cost of transportation of the ores, concentrates or metals from the Property to such smelter or other purchaser, including related insurance;

(b)

Smelting and refining charges including penalties; and

The Purchaser shall reserve and pay to the Vendor a NSR equal to three (3%) percent of Net Smelter Return.

Payment of NSR payable to the Vendor hereunder shall be made quarterly within thirty

(30) days after the end of each calendar quarter during which the Purchaser receives

Net Smelter Returns in USD dollars or in kind bullion at the discretion of the Vendor.

Within (180) days after the end of each calendar quarter for which the NSR for such year shall be audited by the Purchaser and any adjustments in the payments of NSR to the Vendor shall be made forthwith after completion of the audit. All payments of

NSR to the Vendor for a calendar year shall be deemed final and in full satisfaction of all obligations of the Purchaser in respect thereof if such payments or the calculations thereof are not disputed by the Vendor of the same audited statement. The Purchaser shall maintain accurate records relevant to the determination of the NSR and the Vendor or its authorized agent, shall be permitted the right to examine such records at all reasonable times.

SCHEDULE “C”

Nevada State fees 14 claims @ $85/claim

$1,190.00

BLM filing fees 14 @ $140

$1,960.00

County filing fees 14 @ $15.00

   $210.00

Total

$3,360.00

3